EXHIBIT 10.3

FIRST AMENDMENT TO

EMPLOYMENT AND RETENTION AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AND RETENTION AGREEMENT (the “First Amendment”) entered into as of May 9, 2006, by and between Radian Group Inc., a Delaware company (the “Company”), and Roy J. Kasmar (“Executive”).

WHEREAS, Executive and the Company entered into an Employment and Retention Agreement dated February 14, 2005 (the “Agreement”);

WHEREAS, Executive and the Company agreed to amend Section 6 (Remote Employment) of the Agreement, effective September 1, 2005, to increase the authorized amount of Executive’s annual commuting expenses;

WHEREAS, Executive and the Company now wish to give effect to this amendment in accordance with the terms of Section 10 of the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Section 6 of the Agreement is amended in its entirety to read as follows:

Remote Employment. Executive is authorized to perform his services for the Company from a location of his choosing other than the Company’s offices, for up to two days each week, so long as he is able to fulfill the requirements of his position. In order to defray his expenses incurred in rendering the balance of his services, the Company shall reimburse Executive for expenses incurred in commuting to the Company’s offices of up to (i) $50,000 annually, plus (ii) if approved by the Compensation and Human Resources Committee of the Company’s Board of Directors, an amount equal to the federal taxes to be incurred by Executive as a result of such reimbursement, to be documented in accordance with the Company’s normal expense reimbursement policy for executives generally.

2.	Except as expressly set forth herein, all of the terms of the Agreement are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Agreement shall mean the Agreement as modified by this First Amendment.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this First Amendment as of the date first above written.

RADIAN GROUP INC.

By:	/s/ ROBERT E. CRONER
Robert E. Croner, SVP Human Resources

EXECUTIVE

/s/ ROY J. KASMAR
Roy J. Kasmar